      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2000
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                LEAR CORPORATION
             (Exact name of Registrant as specified in its charter)

                        DELAWARE                                                       13-3386776
             (State or other jurisdiction of                                          (IRS Employer
             incorporation or organization)                                        Identification No.)

                              21557 TELEGRAPH ROAD
                        SOUTHFIELD, MICHIGAN 48086-5008
                                 (248) 447-1500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                            JOSEPH F. MCCARTHY, ESQ.
                              21557 TELEGRAPH ROAD
                        SOUTHFIELD, MICHIGAN 48086-5008
                                 (248) 447-1500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   Copies to:

                               JOHN L. MACCARTHY
                              DANIEL A. NINIVAGGI
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 558-5600
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement as the Registrant shall determine.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
           TITLE OF EACH CLASS                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
              OF SECURITIES                      AMOUNT TO BE          OFFERING PRICE         AGGREGATE            AMOUNT OF
           TO BE REGISTERED(1)                    REGISTERED            PER UNIT(3)       OFFERING PRICE(3)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt securities...........................
---------------------------------------------------------------------------------------------------------------------------------
Common stock..............................
---------------------------------------------------------------------------------------------------------------------------------
Preferred stock...........................
---------------------------------------------------------------------------------------------------------------------------------
Depository shares.........................
---------------------------------------------------------------------------------------------------------------------------------
Warrants to purchase common stock.........
---------------------------------------------------------------------------------------------------------------------------------
Warrants to purchase preferred stock......
---------------------------------------------------------------------------------------------------------------------------------
Warrants to purchase debt securities......
---------------------------------------------------------------------------------------------------------------------------------
Total.....................................     $1,000,000,000(2)            100%            $1,000,000,000         $158,400*
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) In addition to any preferred stock or common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of preferred stock and/or common stock as may be issued upon conversion, exchange and/or redemption of the debt securities, depository shares, preferred stock or warrants, as the case may be. No separate consideration will be received for any shares of preferred stock or common stock so issued upon conversion, exchange or redemption.
(2) Includes securities previously registered under the Registrant's registration statement on Form S-3 (file no. 333-43085), referred to below. Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued under this registration statement and such previously filed registration statement exceed $1,000,000,000, or, if any securities are issued in a currency or composite currency other than U.S. dollars, such different amount as shall result in an aggregate initial offering price of $1,000,000,000. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
 * The prospectus included in this registration statement also relates to $400,000,000 of debt securities previously registered under the Registrant's registration statement on Form S-3 (file no. 333-43085). A registration fee of $118,000 was paid upon the filing of the prior registration statement. This registration statement also constitutes Post-Effective Amendment No. 1 with respect to such prior registration statement on Form S-3 (file no. 333-43085).
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 5, 2000

PROSPECTUS

                                 $1,000,000,000

                             LEAR CORPORATION LOGO

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITORY SHARES
                         COMMON STOCK PURCHASE WARRANTS
                       PREFERRED STOCK PURCHASE WARRANTS
                       DEBT SECURITIES PURCHASE WARRANTS

                             ---------------------

                       WE WILL PROVIDE SPECIFIC TERMS OF THESE
                 SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS.

                    YOU SHOULD READ THIS PROSPECTUS AND ANY
                    SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                             ---------------------

  Our common stock is listed on the New York Stock Exchange under the trading symbol "LEA."

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
  PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

     This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

            , 2000

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Lear Corporation filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

     You should rely only on the information provided in this prospectus and in any prospectus supplement including the information we incorporate by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of the documents.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy such material at the public reference facilities maintained by the Commission in Washington, D.C., Chicago, Illinois and New York, New York. Please call the Commission at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our Commission filings at the Commission's website at http://www.sec.gov. In addition, you can inspect our reports, proxy statements and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where our common stock is listed.

     The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the following documents filed by us:

      1. Current Report on Form 8-K/A dated September 1, 1998, and filed with the Commission on November 17, 1998;

      2. Current Report on Form 8-K/A dated September 1, 1998, and filed with the Commission on October 19, 1999;

      3. Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

      4. Current Report on Form 8-K dated May 4, 1999, and filed with the Securities and Exchange Commission on May 6, 1999;

      5. Current Report on Form 8-K dated March 1, 2000, and filed with the Commission on March 2, 2000;

      6. Quarterly Report on Form 10-Q for the fiscal quarter ended April 1,
         2000.

     In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated in this prospectus by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning Lear Corporation, 21557 Telegraph Road, P.O. Box 5008, Southfield, Michigan 48086-5008, Attention: Investor Relations (248) 447-1684.

                                      LEAR

     We are a major worldwide independent automotive supplier. We supply:

     - automotive interior systems;

     - automotive electrical distribution systems;

     - automotive seats; and

     - door panels, headliners, floor and acoustic systems and instrument panels.

     We have the capability to integrate electronics and electrical distribution systems into all five automotive interior systems, providing us the opportunity to manufacture and supply fully integrated automotive interior modules to our customers globally.

     Our principal executive offices are located at 21557 Telegraph Road, Southfield, Michigan 48086-5008. Our telephone number at that location is (248) 447-1500.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we intend that such forward-looking statements be subject to the safe harbor requirements created thereby. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals and objectives. When used in this document, the words "anticipate," "believe," "plan," "will," "may," "estimate," and "expect" and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements, including statements regarding the intent, belief, or current expectations of Lear or our management, are not guarantees of future performance and involve risks and uncertainties. Our actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to,

     - general economic conditions in the markets in which we operate,

     - fluctuations in worldwide or regional automobile and light truck production,

     - labor disputes involving Lear or our significant customers,

     - fluctuations in currency exchange rates and other risks associated with doing business in foreign countries,

     - changes in the practices and/or policies of our significant customers toward outsourcing automotive components and systems,

     - other risks detailed from time to time in our Commission filings, and

     - those items identified under "Risk Factors" in any prospectus supplement.

     All forward-looking statements in this prospectus are based on information available to us on the date of this prospectus. We do not intend to update or revise any forward-looking statements that we may make in this prospectus or other documents, reports, filings or press releases, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include:

     - the repayment or refinancing of debt,

     - investments in or extensions of credit to our subsidiaries,

     - working capital,

     - capital expenditures, or

     - the financing of possible acquisitions or business expansion or the refinancing of prior acquisition debt.

     The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the ratio of earnings to fixed charges of Lear for the periods indicated.

                                      QUARTER ENDED       YEAR ENDED
                                   -------------------   ------------
                                   APRIL 1,   APRIL 3,   DECEMBER 31,
                                     2000       1999         1999
                                   --------   --------   ------------
Ratio of earning to fixed
  charges(1)......................   2.2x       3.4x         2.7x

                                                           YEAR ENDED
                                    ---------------------------------------------------------
                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                        1998           1997           1996           1995
                                    ------------   ------------   ------------   ------------
Ratio of earning to fixed
  charges(1)......................      2.7x           4.1x           3.3x           2.9x

-------------------------
(1) "Fixed charges" include interest on debt, amortization and deferred financing fees and that portion of rental expenses representative of interest (deemed to be one-third of rental expense). "Earnings" include income (loss) before income taxes, fixed charges, undistributed earnings and minority interest.

                          THE SECURITIES WE MAY OFFER

     This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer from time to time up to $1,000,000,000 of any of the following securities, either separately or in units:

     - Senior debt, senior subordinated debt or subordinated debt (collectively, the "debt securities");

     - Common stock (issuable separately or upon conversion, exchange or redemption of warrants, debt securities or preferred stock);

     - Preferred stock;

     - Depository shares;

     - Warrants to purchase common stock;

     - Warrants to purchase preferred stock;

     - Warrants to purchase debt securities.

                          DESCRIPTION OF COMMON STOCK

     We may, at our option, elect to offer common stock. The following description of our common stock is only a summary. We encourage you to read our Restated Certificate of Incorporation which has been filed with the Commission and is incorporated by reference into this prospectus. As of the date of this prospectus, we are authorized to issue up to 150,000,000 shares of common stock, par value $0.01 per share. As of May 30, 2000, there were 65,867,974 shares of common stock outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Cumulative voting is not permitted. Subject to preferences of any preferred stock that may be issued in the future, the holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. We are currently restricted under the terms of our credit agreements and indentures governing our existing notes from paying dividends above certain limited amounts to holders of our common stock. In the event of a liquidation, dissolution or winding up of our company, and subject to preferences of any preferred stock that may be issued in the future, holders of our common stock are entitled to receive pro rata all of the assets of our company available for distribution. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock offered, when issued, will be fully paid and non-assessable.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is The Bank of New York, located in New York, New York.

Listing

     Our common stock is listed for trading on the New York Stock Exchange under the symbol "LEA."

                         DESCRIPTION OF PREFERRED STOCK

     We have the authority to issue up to 15,000,000 shares of preferred stock, par value $0.01 per share. As of May 30, 2000, there were no shares of preferred stock outstanding. Our Board of Directors is authorized at any time to:

     - issue one or more series of preferred stock;

     - determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

     - determine the number of shares in any series.

     We may, at our option, elect to offer a series of preferred stock. The summary of terms of the preferred stock in this prospectus is not complete. You should refer to the certificate of amendment to our Restated Certificate of Incorporation for the applicable series of preferred stock, if any, which will be filed with the Commission. Our Board of Directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to such series the following information:

     - whether dividends on that series of preferred stock will be cumulative, noncumulative, or partially cumulative;

     - the dividend rate (or method for determining the rate);

     - the liquidation preference per share of that series of preferred stock, if any;

     - any conversion provisions applicable to that series of preferred stock;

     - any redemption or sinking fund provisions applicable to that series of preferred stock;

     - the voting rights of that series of preferred stock, if any; and

     - the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

                        DESCRIPTION OF DEPOSITORY SHARES

  General

     We may, at our option, elect to offer receipts ("depository receipts") for depository shares, each of which will represent a fractional interest in a share of a particular series of a class of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series of each class represented by depository shares will be deposited with a bank or trust company selected by us under a deposit agreement (a "deposit agreement") among us, the depository and the holders from time to time of the depository receipts. The depository will be the transfer agent, registrar and dividend disbursing agent for the depository shares. Subject to the terms of the deposit agreement, each owner of a depository receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of preferred stock represented by the depository shares evidenced by such depository receipt, to all the rights and preferences of the preferred stock represented by such depository shares (including dividend, voting, conversion, redemption and liquidation rights).

     The depository shares will be evidenced by depository receipts issued pursuant to the applicable deposit agreement. Holders of depository receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

     The summary of terms of the depository shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our Restated Certificate of Incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the Commission.

  Dividends And Other Distributions

     The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of the depository receipts evidencing the related depository shares in proportion to the number of such depository receipts owned by those holders on the relevant record date.

     In the event of a distribution other than in cash, the depository will distribute property received by it to the record holders of depository receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depository, unless the depository determines that it is not feasible to make such distribution, in which case the depository may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

  Withdrawal Of Shares

     Owners of depository shares are entitled, upon surrender of the depository receipts at the corporate trust office of the depository (unless the related depository shares have been previously called for redemption) and payment of any unpaid amounts due the depository, to receive the number of whole shares of preferred stock underlying the depository shares. Holders of depository receipts will be entitled to receive whole shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depository share as specified in the applicable prospectus supplement. Partial shares of preferred stock will not be issued. Such holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depository receipts evidencing depository shares for the preferred stock.

  Redemption Of Depository Shares

     Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depository shares representing the preferred stock so redeemed. The redemption price per depository share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all of the depository shares are to be redeemed, the depository shares to be redeemed will be selected by the depository by lot.

     After the date fixed for redemption, the depository shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depository receipts evidencing the depository shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depository receipts were entitled upon such redemption upon surrender thereof to the preferred stock depository.

  Voting

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depository will mail the information contained in such notice of meeting to the record holders of the depository receipts underlying the preferred stock. Each record holder of depository receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying such holder's depository shares. The depository will try as far as practicable to vote the amount of preferred stock underlying such depository shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the depository in order to enable the depository to do so. The depository will abstain from voting the amount of preferred stock represented by such depository shares to the extent it does not receive specific instructions from the holders of depository receipts.

  Liquidation Preference

     In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of a depository receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depository share evidenced by such depository receipt, as set forth in the applicable prospectus supplement.

  Amendment And Termination Of The Deposit Agreement

     The form of depository receipt evidencing the depository shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depository. However, any amendment that materially and adversely alters the rights of the holders of depository receipts will not be effective unless such amendment has been approved by the existing holders of at least a majority of the depository shares evidenced by the depository receipts then outstanding.

     The deposit agreement will automatically terminate if:

     - all outstanding depository shares have been redeemed;

     - there is a final distribution in respect of the preferred stock and such distribution is made to the holders of depository receipts; or

     - each related share of preferred stock is converted into our capital stock not so represented by depository shares.

  Charges Of Depository

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depository in connection with the performance of its duties under the deposit agreement. However, holders of the depository receipts will pay the fees and expenses of the depository for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

  Resignation And Removal Of Depository

     The depository may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depository, any such resignation or removal to take effect upon the appointment of a successor depository. A successor depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

  Miscellaneous

     The depository will forward to holders of depository receipts any reports and communications from us that are received by the depository with respect to the related preferred stock. In addition, the depository will make available for inspection by holders of depository receipts at the principal office of the depository, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depository as the holder of preferred stock.

     Neither us nor the depository will be liable if either us or it is prevented from or delayed in, by law or any circumstances beyond our control, performing our or their obligations under the deposit agreement. Our obligations and the obligations of the depository under the deposit agreement will be limited to performance in good faith and without gross negligence or willful misconduct of our respective duties, and will not be obligated to prosecute or defend any legal proceeding in respect of any depository receipts or depository shares unless satisfactory indemnity is furnished. We and the depository may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depository receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

     If the depository shall receive conflicting claims, requests or instructions from any holders of depository receipts, on the one hand, and us, on the other hand, the depository shall be entitled to act on such claims, requests or instructions received from us.

                    DESCRIPTION OF THE WARRANTS TO PURCHASE
                COMMON STOCK, PREFERRED STOCK OR DEBT SECURITIES

     We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

     We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively "warrants"). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a "warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "warrant agent"). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. You should refer to the provisions of the warrant agreement that will be filed with the Commission in connection with the offering of warrants for the complete terms of the warrant agreement.

  General

     If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including the following (as applicable):

     - the title of the warrants;

     - the offering price, if any;

     - the aggregate number of warrants;

     - the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

     - the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

     - if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

     - if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

     - if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     - a discussion of certain federal income tax considerations, if applicable;

     - the redemption or call provisions, if any;

     - the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

     - the antidilution provisions of the warrants; and

     - any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

     The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and nonassessable.

  No Rights

     Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

     - vote or consent;

     - receive dividends;

     - payments of principal of and interest, if any, on the securities;

     - receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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

     - exercise any rights whatsoever as our stockholders.

  Exchange of Warrant Certificate

     Warrant Certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

  Exercise Of Warrants

     Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

                         DESCRIPTION OF DEBT SECURITIES

     We expect the following description of certain general terms and provisions will generally apply to any debt securities we may offer. "Debt securities" may include senior debt, senior subordinated debt or subordinated debt. The particular terms of the debt securities offered by any prospectus supplement, and the extent, if any, to which such general provisions do not apply to the debt securities will be described in the prospectus supplement relating to such debt securities.

     We may issue debt securities from time to time in one or more series under one or more indentures and any indentures supplemental thereto (collectively, the "indenture"), between us and The Bank of New York, as trustee, unless we identify a different trustee in the applicable prospectus supplement (the "trustee"). The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the indenture. The following summary of certain provisions of the indenture is not complete and we refer you to the forms of the indenture, including definitions included in the indenture of certain terms used below, copies of which have been filed as exhibits to the Registration Statement.

     For purposes of this section, "Description of Debt Securities," only, references to "Lear" include only Lear Corporation and not its subsidiaries.

  General

     We may, at our option, issue debt securities in one or more series from time to time. The following summaries set forth certain general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

     - the title and ranking;

     - the aggregate principal amount and any limit on such amount;

     - the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued;

     - maturity date or dates, or the method for determining such date or dates;

     - interest rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined;

     - the date or dates, or the method for determining such date or dates, from which any such interest will accrue, and the dates on which any such interest will be payable;

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

     - the place or places where the principal of and interest, if any, on such debt securities will be payable, and where such debt securities may be surrendered for registration of transfer or exchange;

     - conversion features;

     - redemption or early repayment provisions;

     -  sinking fund repayment provisions;

     - authorized denominations;

     - any applicable subordination provisions;

     - any guarantees of such securities by our subsidiaries or others;

     - the currency, currencies or currency units in which such debt securities are denominated and payable, and the terms and conditions relating thereto;

     - whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

     - the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

     - the provisions, if any, granting special rights to the holders of debt securities upon certain events;

     - additions to or changes in the Events of Default or covenants of Lear with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

     - whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

     - form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

     - the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;

     - the person to whom and manner in which any interest shall be payable;

     - whether such securities will be issued in whole or in part in the form of one or more global securities;

     - the identity of the depository for global securities;

     - whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

     - the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which such exchanges may be made;

     - the securities exchange(s) on which the securities will be listed;

     - whether any underwriter(s) will act as market maker(s) for the securities;

     - if not listed on a securities exchange and no underwriter(s) intend(s) to make a market in the securities, the nature of the exchange market for the securities;

     - the extent to which a secondary market for the securities is expected to develop;

     - the form (certificated or book-entry);

     - the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and

     - additional terms not inconsistent with the provisions of the indenture.

     One or more series of debt securities may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate below the market rate at the time of issuance. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. In such cases, all material United States federal income tax and other considerations applicable to any such series will be described in the applicable prospectus supplement.

     We may issue debt securities where the purchase price or amount of principal and/or interest payable is denominated in a foreign currency, currencies or units. The restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency, currencies or units will be set forth in the applicable prospectus supplement.

     We will comply with Section 14(e) under the Securities Exchange Act, to the extent applicable, and any other tender offer rules under the Securities Exchange Act which may then be applicable, in connection with any obligation of Lear to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

  Status of Debt Securities

     We expect the following provisions will generally apply to debt securities, unless we specify otherwise in the applicable prospectus supplement.

     The senior debt securities will rank equally with all of our other unsecured and unsubordinated senior indebtedness.

     The senior subordinated debt securities will be subordinate in right of payment to all of our Senior Indebtedness. With respect to any series of senior subordinated debt securities, "Senior Indebtedness" will mean all Indebtedness (present or future) created, incurred, assumed or guaranteed by us (and all renewals, extensions or refundings thereof), unless the instrument under which such Indebtedness is created, incurred, assumed or guaranteed provides that such Indebtedness is not senior or superior in right of payment to the debt securities. Senior Indebtedness shall not include (i) any Indebtedness to any of our Subsidiaries, (ii) any trade payables or (iii) any liability for federal, state, local or other taxes owed or owing by us.

     The subordinated debt securities will be subordinate in right of payment to all of our Senior Indebtedness. With respect to any series of subordinated debt securities, Senior Indebtedness of the Company will mean all Senior Indebtedness (as defined above) and all indebtedness under any senior subordinated debt securities.

     Upon any payment or distribution of assets or securities of Lear due to any dissolution, winding up, total or partial liquidation or reorganization or in bankruptcy, insolvency, receivership or other proceeding, the payment of the principal of and interest on the senior subordinated debt securities or the subordinated debt securities will be subordinated in right of payment to any obligations in respect of Senior Indebtedness. No payment may be made on the senior subordinated debt securities or the subordinated debt securities in the event of:

     - a default in payment or the acceleration of maturity of Senior Indebtedness with a lending commitment or an aggregate principal amount outstanding in excess of $40 million, or

     - while any judicial proceeding is pending with respect to a default on Senior Indebtedness with a lending commitment or an aggregate principal amount outstanding in excess of $40 million (of which the trustee has received written notice), until such default shall have been cured or waived.

     By reason of such subordination, in the event of our insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the senior subordinated debt securities or subordinated debt securities, as applicable, having a claim pursuant to the senior subordinated debt securities or subordinated debt securities, as applicable, may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default (an "Event of Default") in respect of the senior subordinated debt securities or the subordinated debt securities. The applicable prospectus supplement may modify or set forth additional rights that holders of Senior Indebtedness may have against holders of senior subordinated debt securities and subordinated debt securities.

     If we offer debt securities, the applicable prospectus supplement will set forth the aggregate amount of outstanding indebtedness, if any, as of the most recent practicable date that by the terms of such debt securities would be senior to such debt securities. The applicable prospectus supplement will also set forth any limitation on our issuance of any additional Indebtedness, including Senior Indebtedness.

     Our debt securities will be direct, unsecured obligations. Creditors of our subsidiaries are entitled to a claim on the assets of such subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us and holders of our debt securities, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

  Exchange, Registration, Transfer and Payment

     We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange of and the transfer of debt securities will be registerable, at the office of the trustee or at any other office or agency we maintain for such purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charge payable in connection therewith.

  Global Debt Securities

     We expect the following provisions to apply to all debt securities, unless we indicate otherwise in the applicable prospectus supplement.

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the "global securities") that will be deposited with a depository we will identify in a prospectus supplement. Each global security will be deposited with the depository and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

     No global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depository, unless:

     - the depository has notified us that it is unwilling or unable or is no longer qualified to continue as depository,

     - we order the trustee that such global security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or

     - other circumstances, if any, as may be described in the applicable prospectus supplement.

     All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depository may direct. The specific terms of the depository arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

     Debt securities which are to be represented by a global security to be deposited with or on behalf of a depository will be represented by a global security registered in the name of such depository or its nominee. Upon the issuance of such global security, and the deposit of such global security with the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depository or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us.
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

     Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for such global security or by participants or persons that hold through participants.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such global securities.

     So long as the depository, or its nominee, is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depository or its nominee as the registered owner or bearer as the case may be of the global security representing such debt securities. Each person owning a beneficial interest in such global security must rely on the procedures of the depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in such global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depository will authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     The rights of any holder of a debt security to receive payment of principal and premium, if any, of and interest on such debt security, on or after the respective due dates expressed or provided for in such debt security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holders.

     Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or receiving any records relating to such beneficial ownership interests.

     We expect that the depository or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the depository for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within 90 days, we will issue debt securities of such series in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the global securities representing debt securities of such series.

  Covenants

  Limitation on Liens

     Except as set forth in the applicable prospectus supplement, the indenture will provide that, with respect to each series of debt securities, we will not, nor will we permit any of our Subsidiaries to, create, incur, or permit to exist, any Lien on any of our or their respective properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, without effectively providing that such series of debt securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

     - Liens existing as of the Closing Date;

     - Liens granted after the Closing Date on any assets or properties of Lear or any of our Subsidiaries securing Indebtedness of Lear created in favor of the holders of such series;

     - Liens securing our Indebtedness which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture; provided that such Liens do not extend to or cover any property or assets of Lear or any of our Subsidiaries other than the property or assets securing the Indebtedness being refinanced and that the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced;

     - Permitted Liens;

     - Liens on shares of capital stock of Subsidiaries of Lear, and the proceeds thereof, securing obligations under Lear's senior credit facilities;

     - Liens on receivables subject to a Receivable Financing Transaction;

     - Liens arising in connection with industrial development bonds or other industrial development, pollution control or other tax-favored or government-sponsored financing transactions;

     - Extensions, renewals, substitutions and replacements of any Lien described above; and

     - Other Liens in respect of Indebtedness of Lear and our Subsidiaries in an aggregate principal amount at any time not exceeding 10% of Consolidated Assets at such time.

  Limitation on Sale and Lease-Back Transactions

     Except as set forth in the applicable prospectus supplement, the indenture will provide that, with respect to each series of debt securities, Lear will not, nor will we permit any of our Subsidiaries to, enter into any sale and lease-back transaction for the sale and leasing back of any property or asset, whether now owned or hereafter acquired, of Lear or any of our Subsidiaries, except such transactions:

     - entered into prior to the Closing Date,

     - for the sale and leasing back of any property or asset by a Subsidiary of Lear to Lear or any other Subsidiary of Lear,

     - involving leases for less than three years, or

     - in which the lease for the property or asset is entered into within 120 days after the later of the date of acquisition, completion of construction or commencement of full operations of such property or asset unless:

             (a) Lear or such Subsidiary would be entitled under the "Limitation on Liens" covenant above to create, incur, assume or permit to exist a Lien on the assets to be leased in an amount at least equal to the Attributable Value in respect of such transaction without equally and ratably securing the debt securities of that series, or

             (b) the proceeds of the sale of the assets to be leased are at least equal to their fair market value and the proceeds are applied to the purchase, acquisition, construction or refurbishment of assets or to the repayment of Indebtedness of Lear or any of our Subsidiaries which on the date of original incurrence had a maturity of more than one year.

  Certain Definitions

     Except as set forth in the applicable prospectus supplement, the following terms shall have the meanings set forth below.

     "Attributable Value" means in connection with a sale and lease-back transaction, the lesser of (a) the fair market value of the assets subject to such transaction and (b) the present value (discounted at a rate per annum equal to the rate of interest implicit in the lease involved in such sale and lease-back transaction, as determined in good faith by us) of the obligations of the lessee for rental payments during the term of the related lease.

     "Closing Date" means the date of the indenture.

     "Consolidated Assets" means at a particular date, all amounts which would be included under total assets on a consolidated balance sheet of Lear and its Subsidiaries as at such date, determined in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable from time to time.

     "Indebtedness" of a person means all obligations which would be treated as liabilities upon a balance sheet of such person prepared on a consolidated basis in accordance with GAAP.

     "Lien" means any lien, security interest, charge or encumbrance of any kind.

     "Permitted Liens" means:

     - Liens on accounts receivable, inventory, patents, trademarks, trade names and other intangible assets, securing Indebtedness of Lear or any of our Subsidiaries;

     - Liens on assets located outside the United States;

     - Liens on any asset of Lear or any of our Subsidiaries created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

     - (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of property (including shares of stock), including capital lease transactions in connection with any such acquisition, and (b) Liens existing on property at the time of acquisition thereof or at the time of acquisition by Lear or a Subsidiary of Lear of any person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the property acquired or purchased and any improvements then or thereafter placed thereon;

     - Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     - Liens upon specific items of goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

     - Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

     - Liens on life insurance policies granted to secure Indebtedness of Lear or any of our Subsidiaries against the cash surrender value thereof;

     - Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Indebtedness of Lear under interest or equity swap obligations and currency agreements and forward contract option futures contracts, futures options or similar agreements or arrangements designed to protect Lear or any of our Subsidiaries from fluctuations in interest rates, currency exchange rates or the price of commodities;

     - Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Lear or any of our Subsidiaries in the ordinary course of business;

     - Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

     - statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     - Liens in favor of Lear or any of our Subsidiaries;

     - pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith and deposits securing liabilities to insurance carriers under insurance and self-insurance programs;

     - Liens, other than any Lien imposed by ERISA, incurred on deposits to secure the performance of bids, trade contracts, other than for borrowed money, leases, statutory obligations, surety and appeal bonds, performance bonds, utility payments and other obligations of a like nature incurred in the ordinary course of business;

     - easements, rights-of-way, restrictions and other similar encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of the business of Lear and our Subsidiaries taken as a whole;

     - attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings fully covered by insurance or involving, individually or in the aggregate, no more than $40,000,000 at any one time, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

     - Liens securing obligations, other than obligations representing indebtedness for borrowed money, under operating, reciprocal easement or similar agreements entered into in the ordinary course of business;

     - statutory Liens and rights of offset arising in the ordinary course of business of Lear and our Subsidiaries; and

     - Liens in connection with leases or subleases granted to others and the interest or title of a lessor or sublessor, other than Lear or any of its Subsidiaries, under any lease.

     "Receivable Financing Transaction" means any transaction or series of transactions involving a sale for cash of accounts receivable, without recourse based upon the collectibility of the receivables sold, by Lear or any of its Restricted Subsidiaries to a Special Purpose Subsidiary and a subsequent sale or pledge of such accounts receivable, or an interest therein, by such Special Purpose Subsidiary, in each case without any guarantee by Lear or any of its Restricted Subsidiaries, other than the Special Purpose Subsidiary.

     "Special Purpose Subsidiary" means any wholly owned Restricted Subsidiary of Lear created by Lear for the sole purpose of facilitating a Receivable Financing Transaction.

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

     "Subsidiary" of any person means:

     - a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person or by such person and a subsidiary or subsidiaries of such person or by a subsidiary or subsidiaries of such person, or

     - any other person (other than a corporation) in which such person or such person and a subsidiary or subsidiaries of such person or a subsidiary or subsidiaries of such persons, at the time, directly or indirectly, owns at least a majority voting interest under ordinary circumstances.

  Certain Other Covenants

     With respect to any series of senior subordinated debt securities, we will agree not to issue indebtedness which is subordinated in right of payment to any of our other indebtedness and which is not expressly made to rank equally with, or subordinate and junior in right of payment to, the senior subordinated debt securities.

     Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any other covenants that limit or restrict the business or operations of Lear or any of our Subsidiaries, the pledging of the assets of Lear or any of our Subsidiaries or the incurrence of indebtedness by us or any of our Subsidiaries.

     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities. Other than the covenants included in the indenture as described above or as described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing holders of debt securities additional protection in the event of a highly leveraged transaction, a recapitalization transaction or a change of control of our company.

     The covenants described in this prospectus or in a prospectus supplement may apply to all of our Subsidiaries or to only those Subsidiaries that are defined as "restricted," in each case as set forth in the applicable prospectus supplement.

  Consolidation, Merger and Sale of Assets

     Except as set forth in the applicable prospectus supplement, the indenture will provide that Lear shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person unless:

     - the person formed by or surviving any such consolidation or merger (if other than Lear), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

     - the person formed by or surviving any such consolidation or merger (if other than Lear), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes all of our obligations under the debt securities and the indenture; and

     - immediately after such transaction, and giving effect thereto, no Default (as defined in the indenture) or Event of Default shall have occurred and be continuing.

     Notwithstanding the foregoing, we may merge with another person or acquire by purchase or otherwise all or any part of the property or assets of any other corporation or person in a transaction in which we are the surviving entity.

  Events of Default

     Unless otherwise specified in the applicable prospectus supplement, the following events will constitute Events of Default under the indenture with respect to debt securities of any series:

     - failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

     - failure to pay any interest on any debt security of that series when due, and the Default continues for 30 days;

     - any other Event of Default, as defined in the debt securities of that series, occurs and is continuing;

     - failure to comply with any of our other agreements in the debt securities of that series or in the indenture, other than covenants or agreements included in the indenture solely for the benefit of other series of debt securities, and the Default continues for a period of 30 days after either the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series have given written notice as provided in the indenture; and

     - certain events of bankruptcy, insolvency or reorganization.

     If an Event of Default with respect to outstanding debt securities of any series (other than an Event or Default relating to certain events of bankruptcy, insolvency or reorganization, in which case the unpaid principal amount of, and any accrued and unpaid interest on, all debt securities of that series are due and payable immediately) shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice, as provided in the indenture, may declare the unpaid principal amount of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Amendment, Supplement and Waiver" below.

     The indenture will provide that, subject to the duty of the trustee during an Event of Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

     We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in such performance.

  Discharge of Indenture and Defeasance

     Except as otherwise set forth in the applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

     - we irrevocably deposit with the trustee funds or United States government obligations in an amount certified to be sufficient (without reinvestment thereof) to pay at maturity all outstanding debt securities of such series, including all interest thereon other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid;

     - all outstanding debt securities of such series have been delivered (other than destroyed, lost or stolen debt securities of such series which have not been replaced or paid) to the trustee for cancellation; or

     - all outstanding debt securities of any series have become due and payable whether at stated maturity, early redemption or otherwise, and in any case we have paid all other sums payable under the indenture.

     In addition, we may terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture if

     - we deposit, or cause to be deposited with the trustee, in trust an amount of cash or United States government obligations maturing as to principal and interest in such amounts and at such times as are certified to be sufficient to pay principal of and interest on the then outstanding debt securities of such series to maturity or redemption, as the case may be;

     - such deposit will not result in a breach of, or constitute a Default under, the indenture;

     - no Default or Event of Default shall have occurred and be continuing on the date of deposit and no bankruptcy Event of Default or event which with the giving of notice or the lapse of time would become a bankruptcy Event of Default shall have occurred and be continuing on the 91st day after such date;

     - we deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

     - certain other conditions are met.

     We shall be released from our obligations with respect to the covenants described under "Covenants" and "Certain Other Covenants" (including covenants described in a prospectus supplement) and any Event of Default occurring because of a default with respect to such covenants as they related to any series of debt securities if:

     - we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations certified to be sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

     - such deposit will not result in a breach of, or constitute a Default under, the indenture;

     - no Default or Event of Default shall have occurred and be continuing on the date of deposit and no bankruptcy Event of Default or event which with the giving of notice or the lapse of time would become a bankruptcy Event of Default shall have occurred and be continuing on the 91st day after such date;

     - we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of such option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised; and

     - certain other conditions are met.

     Upon satisfaction of such conditions, our obligations under the indenture with respect to the debt securities of such series, other than with respect to the covenants and Events of Default referred to above, shall remain in full force and effect.

     Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

     - rights of registration of transfer and exchange of debt securities of such series,

     - rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of such series,

     - rights of holders of debt securities of such series to receive payments of principal thereof and premium, if any, and interest thereon when due,

     - rights, obligations, duties and immunities of the trustee,

     - rights of holders of debt securities of such series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them, and

     - our obligations to maintain an office or agency in respect of the debt securities of such series.

  Transfer and Exchange

     A holder may transfer or exchange debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed.

     The registered holder of a debt security may be treated as the owner of it for all purposes.

  Amendment, Supplement and Waiver

     Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of such then outstanding debt securities of each series affected by the amendment with each series voting as a separate class and any existing Default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected thereby. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

     - cure any ambiguity, defect or inconsistency,

     - provide for the assumption of our obligations to holders of the debt securities by a successor corporation,

     - provide for uncertificated debt securities in addition to certificated debt securities,

     - make any change that does not adversely affect the rights of any holder of the debt securities in any material respect,

     - add to our covenants or take any other action for the benefit of the holders of the debt securities or

     - comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act.

     Without the consent of each holder of debt securities affected, we may not:

     - reduce the principal amount of debt securities the holders of which must consent to an amendment, supplement or waiver of any provision of the indenture;

     - reduce the rate or extend the time for payment of interest on any debt security;

     - reduce the principal of or change the fixed maturity of any debt securities;

     - change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

     - make any debt security payable in currency other than that stated in the debt security;

     - modify or change any provision of the indenture affecting the subordination or ranking of any debt security in a manner which adversely affects the holder thereof;

     - impair the right of any holder to institute suit for the enforcement of any payment in or with respect to any such debt security; or

     - make any change in the foregoing amendment provisions which require each holder's consent.

     The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

  Replacement Securities

     Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon appertaining thereto will be replaced by us at the expense of the holder thereof upon surrender of such certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft thereof satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that such certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which such coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of such debt security before a replacement certificate will be issued.

  Governing Law

     The indenture, the debt securities and any coupons are governed by, and will be construed in accordance with the internal laws of, the State of New York.

  Regarding the Trustee

     Unless we otherwise identify in the prospectus supplement relating to any series of debt securities, the trustee with respect to such series will be The Bank of New York. The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain certain limitations on the rights of the trustee, should it become a creditor of Lear, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate such conflict or resign.

     The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an Event of Default shall occur, and be continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

                              PLAN OF DISTRIBUTION

     The following summary of our plan for distributing the securities offered under this prospectus will be supplemented by a description of our specific plan for each offering in the applicable prospectus supplement.

     We may sell the securities being offered hereby in any one or more of the following ways:

     - directly to investors;

     - to investors through agents;

     - to broker-dealers as principals,

     - through underwriting syndicates led by one or more managing underwriters as we may select from time to time,

     - through one or more underwriters acting alone, or

     - through or in connection with the settlement of hedging transactions.

     The applicable prospectus supplement will set forth the terms of the offering of the securities, including the following:

     - the name or names of any underwriters;

     - the purchase price and the proceeds we will receive from such sale;

     - any underwriting discounts and other items constituting underwriters' compensation;

     - any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchanges on which the securities of such series may be listed.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices, determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

     Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make relating to such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

     Some or all of the offered securities, other than our common stock, will be a new issue or issues of securities with no established trading market. Any common stock offered by this prospectus will be listed on the New York Stock Exchange (or the then other principal trading market). Unless otherwise indicated in a prospectus supplement, we do not currently intend to list any offered debt securities, preferred stock, depository shares or warrants on any securities exchange. No assurance can be given that the underwriters, dealers or agents, if any, involved in the sale of the offered securities will make a market in such offered securities. Whether or not any of the offered securities are listed on a national securities exchange or the underwriters, dealers or agents, if any, involved in the sale of the offered securities make a market in such offered securities, no assurance can be given as to the liquidity of the trading market for such offered securities.

     To facilitate an offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, to cover such over-allotments or short positions, the persons may purchase in the open market or exercise the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities above independent market levels. The persons participating in any offering are not required to engage in these activities, and may end any of these activities at any time.

     Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us and our subsidiaries and affiliates in the ordinary course of business for which they receive customary compensation.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by Winston & Strawn. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                                    EXPERTS

     The audited financial statements and schedule of Lear as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon authority of said firm as experts in giving said reports.

     The audited historical financial statements of UT Automotive, Inc., formerly a wholly-owned operating segment of United Technologies Corporation, as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, incorporated in this prospectus by reference to Lear's Current Report on Form 8-K dated May 4, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of the Seating Business formerly of the Delphi Interior Systems Division of Delphi Automotive Systems Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus from Lear's Current Report on Form 8-K/A dated September 1, 1998, and filed with the Commission on November 17, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

             ------------------------------------------------------
             ------------------------------------------------------

     UNTIL           , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          ---------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----

Where You Can Find More Information...     2

Lear..................................     3

Forward-Looking Statements............     3

Use of Proceeds.......................     3

Ratio of Earnings to Fixed Charges....     4

The Securities We May Offer...........     5

Plan of Distribution..................    22

Legal Matters.........................    24

Experts...............................    24

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                             ----------------------

                                   PROSPECTUS
                             ----------------------

                            [LEAR CORPORATION LOGO]
                                 $1,000,000,000
                                DEBT SECURITIES,
                         COMMON STOCK, PREFERRED STOCK,
                    DEPOSITORY SHARES, WARRANTS TO PURCHASE
                         COMMON STOCK, PREFERRED STOCK
                               OR DEBT SECURITIES
                                              , 2000

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the SEC filing fee, are estimated.

SEC filing fee..............................................    $  264,000
Rating agency fees..........................................       200,000
Trustee fees and expenses (including counsel fees)..........        40,000
Blue Sky fees (including counsel fees)......................        10,000
Legal fees and expenses.....................................       300,000
Accounting fees and expenses................................       300,000
Printing and engraving......................................       150,000
Miscellaneous...............................................       100,000
                                                                ----------
  Total.....................................................    $1,354,000
                                                                ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no such person shall have been adjudged liable to the corporation except as claim was brought. In any type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

     Lear's Restated Certificate of Incorporation and Bylaws require Lear to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by Lear with certain of its executive officers and other key employees, Lear must indemnify such officers and employees in the same manner and to the same extent that Lear is required to indemnify its directors under the Lear's Bylaws. Lear's Restated Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

     Lear has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     A list of exhibits is set forth on the Index to Exhibits.

ITEM 17. UNDERTAKINGS

     1. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, provided, that notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that:

          (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (c) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan on May 31, 2000.

                                          LEAR CORPORATION

                                          By:      /s/ KENNETH L. WAY
                                            ------------------------------------
                                                       Kenneth L. Way
                                             Chairman of the Board of Directors
                                                             and
                                                  Chief Executive Officer

     Each person whose signature appears below hereby severally constitutes and appoints Kenneth L. Way, James H. Vandenberghe and Donald J. Stebbins, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                NAME                                         TITLE                             DATE
                ----                                         -----                             ----

         /s/ KENNETH L. WAY              Chairman of the Board of Directors and Chief      May 31, 2000
------------------------------------     Executive Officer (Principal Executive
           Kenneth L. Way                Officer)

       /s/ ROBERT E. ROSSITER            President and Chief Operating Officer and         May 31, 2000
------------------------------------     Director
         Robert E. Rossiter

      /s/ JAMES H. VANDENBERGHE          Vice Chairman of the Board of Directors           May 31, 2000
------------------------------------
        James H. Vandenberghe

       /s/ DONALD J. STEBBINS            Senior Vice President and Chief Financial         May 31, 2000
------------------------------------     Officer (Principal Financial Officer)
         Donald J. Stebbins

        /s/ DAVID C. WAJSGRAS            Vice President and Corporate Controller
------------------------------------     (Principal Accounting Officer)
          David C. Wajsgras

        /s/ LARRY W. MCCURDY             Director                                          May 31, 2000
------------------------------------
          Larry W. McCurdy

          /s/ IRMA B. ELDER              Director                                          May 31, 2000
------------------------------------
            Irma B. Elder

          /s/ DAVID L. BING              Director                                          May 31, 2000
------------------------------------
            David L. Bing

                NAME                                         TITLE                             DATE
                ----                                         -----                             ----
         /s/ ROY E. PARROTT                                 Director                       May 31, 2000
------------------------------------
           Roy E. Parrott

        /s/ ROBERT W. SHOWER                                Director                       May 31, 2000
------------------------------------
          Robert W. Shower

        /s/ DAVID P. SPALDING                               Director                       May 31, 2000
------------------------------------
          David P. Spalding

         /s/ JAMES A. STERN                                 Director                       May 31, 2000
------------------------------------
           James A. Stern

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                      EXHIBIT
-------                                     -------
  *1.1       --   Form of Underwriting Agreement.
   3.1  (1)  --   Restated Certificate of Incorporation.
   4.1       --   Form of indenture relating to the senior debt securities.
   4.2       --   Form of indenture relating to the subordinated debt
                  securities.
   4.3  (2)  --   Form of specimen certificate of common stock.
  *4.4       --   Form of warrant agreement.
  *4.5       --   Form of warrant certificate.
  *4.6       --   Form of preferred stock certificate.
  *4.7       --   Form of deposit agreement.
  *4.8       --   Form of depository receipt.
   5.1       --   Opinion of Winston & Strawn, special counsel to Lear.
  12.1       --   Computation of ratio of earnings to fixed charges.
  23.1       --   Consent of Arthur Andersen LLP.
  23.2       --   Consent of PricewaterhouseCoopers LLP.
  23.3       --   Consent of Deloitte & Touche LLP.
  23.4       --   Consent of Winston & Strawn (included in Exhibit 5.1).
  24.1       --   Powers of Attorney (included on the signature pages hereto).
  25.1       --   Statement of Eligibility and Qualification of Trustee of the
                  Bank of New York.

-------------------------

(1) Incorporated by reference to Exhibit 3.1 to Lear's quarterly report on Form 10-Q for the fiscal quarter ended March 30, 1996.

(2) Incorporated by reference to Lear's Registration Statement on Form 8-A filed on April 1, 1994, as amended by Amendment No. 1 on Form 8-A/A filed on April 5, 1994.

 *  To be filed by a report on Form 8-K or another report under the Exchange
    Act.